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                                PROMISSORY NOTE


U.S.$1,000,000                                                     May 5, 1997
                                                        __________, __________


      For value received, the undersigned ("Maker") promises to pay to the order of PICO HOLDINGS, INC., a California corporation ("Payee"), at __________ _____________________________________________ , or at such other place as Payee, or the holder hereof, may from time to time designate in writing, the principal amount of up to One Million Dollars ($1,000,000) or so much thereof as may be advanced by Payee to Maker under that certain Loan and Security Agreement of even date herewith (the "Loan Agreement") together with interest on unpaid principal from time to time outstanding hereunder at the rate of interest set forth in the Loan Agreement. Principal and interest shall be payable in lawful money of the United States.

      Principal and interest shall be payable in accordance with the terms of the Loan Agreement. The entire principal balance and all accrued interest shall be due and payable September 30, 1997 (the "Maturity Date"), or at such earlier date as all sums hereunder are declared due as a result of an Event of Default. All payments shall be applied first to late charges and all other charges due hereunder, then to accrued interest, then to the principal balance.

      At the option of Payee, it shall be an "Event of Default" hereunder if
(i) Maker fails to pay when due any sum payable under this Note, or (ii) any default or Event of Default occurs under the Loan Agreement. Upon the occurrence of an Event of Default, then at the option of Payee, the entire sum of principal, interest and all other charges due under this Note and the Loan Agreement shall become immediately due and payable.

      Under no circumstances shall the amount paid or agreed to be paid to Payee, or its successors or assigns, for the loan, use, forbearance or detention of money exceed the maximum, if any, permissible under applicable law. If, from any circumstances, Payee, or its successors or assigns, should ever receive as interest an amount that would exceed the highest lawful rate, such amount as would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note and not the payment of interest. This provision shall control every other provision of this Note and all agreements between Maker and Payee and their successors and assigns.

      Maker agrees: (i) to pay all costs of collection and reasonable attorneys' fees incurred by Payee, or the holder hereof, on account of such collection, whether or not suit is filed hereon, (ii) to waive presentment, protest, notice of protest, demand, notice of dishonor and diligence in collection, (iii) to waive the right to plead any statute of limitations as a defense to the full extent permitted by law, (iv) that no failure on the part of Payee, or the holder


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hereof, to exercise any power, right or privilege hereunder, or to insist upon prompt compliance with the terms hereof, shall constitute a waiver thereof, and (v) to releases of any party to or security for this Note.

      No provision of this Note may be amended, modified, supplemented, changed, waived, discharged or terminated unless Payee consents thereto in writing. In case any one or more of the provisions contained in this Note should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Note shall be binding upon and inure to the benefit of Maker, Payee and their respective successors and assigns. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein. This Note shall be governed by and construed in accordance with the laws of the State of Illinois.

                                       Maker:

                                       PC QUOTE, INC., a Delaware corporation


                                       By: ____________________________________

                                             Its: _____________________________


                                       By: ____________________________________

                                             Its: _____________________________

















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